EXHIBIT 77C - OPPENHEIMER GLOBAL MULTI STRATEGIES FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Global Multi Strategies Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld
Trustees

Brian F. Wruble                                           2,460,068                                7,354
David K. Downes                                       2,460,068                                7,354
Matthew P. Fink                                          2,460,068                                7,354
Edmund Giambastiani, Jr.                          2,460,068                                7,354
Phillip A. Griffiths                                       2,460,068                                7,354
Mary F. Miller                                              2,460,068                                7,354
Joel W. Motley                                            2,460,068                                7,354
Joanne Pace.                                               2,460,068                                7,354
Mary Ann Tynan                                       2,460,068                                7,354
Joseph M. Wikler                                      2,460,068                                7,354
Peter I. Wold                                               2,460,068                                7,354
William F. Glavin, Jr.                                   2,460,068                                7,354

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
2,439,725                              0                                13,332

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
2,439,725                              0                                13,332

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
2,439,725                              0                                13,332

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
2,439,725                              0                                13,332

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
2,439,725                              0                                13,332

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
2,439,725                              0                                13,332

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
2,439,725                              0                                13,332

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
2,439,725                              0                                13,332

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
2,439,725                              0                                13,332